Exhibit 3
                                                                       ---------


                              NEUROGEN CORPORATION
                          35 Northeast Industrial Road
                           Branford, Connecticut 06405
                                 March 26, 2004



Warburg Pincus Private Equity VIII, L.P.
466 Lexington Avenue
New York, NY  10017
Attention:  Mr. Stewart Hen

Andrew H. Tisch 2004 Annuity Trust #1
Daniel R. Tisch 2004 Annuity Trust #1
James S. Tisch 2004 Annuity Trust #1
Thomas J. Tisch 2004 Annuity Trust #1
667 Madison Avenue
New York, NY  10021
Attention:  Mr. Barry L. Bloom

Baker Bros. Investments, L.P.
Baker Bros. Investments II, L.P.
Baker Biotech Fund I, L.P.
Baker Biotech Fund II, L.P.
Baker/Tisch Investments, L.P.
Baker Biotech Fund II (Z), L.P.
667 Madison Avenue, 17th Floor
New York, NY  10021
Attention:  Mr. Leo Kirby

Gentlemen:

Reference is hereby made to the Securities Purchase Agreement, dated as of March 19, 2004 (the "SPA"), by and among Neurogen Corporation (the "Company") and the investors listed on the signature pages thereto (collectively, the "Investors"). Unless otherwise specified herein, capitalized terms shall have the meaning set forth in the SPA.

Pursuant to Section 2.1(a) of the SPA, the Company and the Investors hereby agree to delete and replace Schedule 2.1 to the SPA in its entirety with the list attached hereto at Annex A.

This letter agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                  [Remainder of Page Intentionally Left Blank.]

If you are in agreement with the foregoing, please so indicate by singing and returning one copy of this letter agreement, which will constitute our agreement with respect to the matters set forth herein.

                                        Very truly yours,

                                        NEUROGEN CORPORATION



                                        By: /s/ Steve Davis
                                            ------------------------------
                                        Name:  Steve Davis
                                        Title: EVP & CBO

ACCEPTED AND AGREED:

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

By: Warburg Pincus & Co.,
    General Partner

    By: /s/ Stewart Hen
        ------------------------------
        Name:  Stewart Hen
        Title: Partner


BAKER/TISCH INVESTMENTS, L.P.

By: Baker/Tisch Capital, L.P.,
    General Partner

By: Baker/Tisch Capital (GP), LLC,
    General Partner

    By: /s/ Felix Baker, Ph.D.
        ------------------------------
        Name:  Felix Baker, Ph.D.
        Title: Managing Member

BAKER BROS. INVESTMENTS, L.P.

By: Baker Bros. Capital, L.P.,
    General Partner

By: Baker Bros. Capital (GP), LLC,
    General Partner

    By: /s/ Felix Baker, Ph.D.
        ------------------------------
        Name:  Felix Baker, Ph.D.
        Title: Managing Member


BAKER BROS. INVESTMENTS II, L.P.

By: Baker Bros. Capital, L.P.,
    General Partner

By: Baker Bros. Capital (GP), LLC,
    General Partner

    By: /s/ Felix Baker, Ph.D.
        ------------------------------
        Name:  Felix Baker, Ph.D.
        Title: Managing Member


BAKER BIOTECH FUND I, L.P.

By: Baker Biotech Capital, L.P.,
    General Partner

By: Baker Biotech Capital (GP), LLC,
    General Partner

    By: /s/ Felix Baker, Ph.D.
        ------------------------------
        Name:  Felix Baker, Ph.D.
        Title: Managing Member

BAKER BIOTECH FUND II, L.P.

By: Baker Biotech Capital II, L.P.,
    General Partner

By: Baker Biotech Capital II (GP), LLC,
    General Partner

    By: /s/ Felix Baker, Ph.D.
        ------------------------------
        Name:  Felix Baker, Ph.D.
        Title: Managing Member


BAKER BIOTECH FUND II (Z), L.P.

By: Baker Biotech Capital II, L.P.,
    General Partner

By: Baker Biotech Capital II (GP), LLC,
    General Partner

    By: /s/ Felix Baker, Ph.D.
        ------------------------------
        Name:  Felix Baker, Ph.D.
        Title: Managing Member


ANDREW H. TISCH 2004 ANNUITY TRUST #1

/s/ Barry L. Bloom
------------------------------
Name:  Barry L. Bloom
Title: Attorney-in-Fact


DANIEL R. TISCH 2004 ANNUITY TRUST #1

/s/ Barry L. Bloom
------------------------------
Name:  Barry L. Bloom
Title: Attorney-in-Fact

JAMES S. TISCH 2004 ANNUITY TRUST #1

/s/ Barry L. Bloom
------------------------------
Name:  Barry L. Bloom
Title: Attorney-in-Fact


THOMAS J. TISCH 2004 ANNUITY TRUST #1

/s/ Barry L. Bloom
------------------------------
Name:  Barry L. Bloom
Title: Attorney-in-Fact


cc:  Milbank, Tweed, Hadley & McCloy LLP
     1 Chase Manhattan Plaza
     New York, NY  10005
     Attention:  Robert B. Williams, Esq.

     Willkie Farr & Gallagher LLP
     787 Seventh Avenue
     New York, NY  10019
     Attention:  Steven J. Gartner, Esq.

     Sullivan & Cromwell
     125 Broad Street
     New York, NY  10004
     Attention:  Richard R. Howe, Esq.

                                     Annex A
                                     -------

                                  Schedule 2.1
                                  ------------


                                                                 SHARE PURCHASE
                                                                 --------------
INVESTOR NAME AND ADDRESS                         SHARES              PRICE
-------------------------                         ------              -----
Warburg Pincus Private Equity VIII, L.P.        8,571,429          $60,000,003
466 Lexington Avenue
New York, NY 10017
Facsimile: (212) 878-0850
Attention:  Mr. Stewart Hen

with a copy (which shall not constitute
notice) to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Facsimile:  (212) 728-9222
Attention:  Steven J. Gartner, Esq.

Andrew H. Tisch 2004 Annuity Trust #1*            267,858           $1,875,006

Daniel R. Tisch 2004 Annuity Trust #1*            267,858           $1,875,006

James S. Tisch 2004 Annuity Trust #1*             267,858           $1,875,006

Thomas J. Tisch 2004 Annuity Trust #1*            267,858           $1,875,006
--------------------------------------            -------           ----------

Total Tisch entities                            1,071,432           $7,500,024

                                                                 SHARE PURCHASE
                                                                 --------------
INVESTOR NAME AND ADDRESS                         SHARES              PRICE
-------------------------                         ------              -----
Baker/Tisch Investments, L.P.**                   203,935           $1,427,545

Baker Bros. Investments, L.P.**                   170,762           $1,195,334

Baker Bros. Investments II, L.P.**                110,992             $776,944

Baker Biotech Fund I, L.P.**                    1,915,924          $13,411,468

Baker Biotech Fund II, L.P.**                   1,972,821          $13,809,747

Baker BioTech Fund II (Z), L.P.**                 268,465           $1,879,255
---------------------------------                 -------           ----------

Total Baker entities                            4,642,899          $32,500,293

TOTAL:                                         14,285,760         $100,000,320
------

*Address/Notification Information:
667 Madison Avenue
New York, NY  10021
Facsimile:  (212) 521-2031
Attention:  Mr. Barry L. Bloom

with a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY  10004
Facsimile:  (212) 558-3588
Attention:  Richard R. Howe, Esq.

**Address/Notification Information:
667 Madison Avenue, 17th Floor
New York, NY  10021
Facsimile:  (212) 521-2245
Attention:  Mr. Leo Kirby

with a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY  10004
Facsimile:  (212) 558-3588
Attention:  Richard R. Howe, Esq.


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